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                                                                    EXHIBIT 23.8

                                PYRAMID RESEARCH

                                                                January 29, 2004

BY EMAIL

Linktone Ltd.
6th Floor, Harbor Ring Plaza
18 Xizang Zhong Road
Shanghai 200001, China

         RE: CONSENT OF PYRAMID RESEARCH

We understand that Linktone Ltd. plans to file a registration statement on Form F-1 ("Registration Statement") with the U.S. Securities and Exchange Commission. We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to the use therein under the heading "Business" of our name and certain data sourced from the publications of Pyramid Research

                                                By: /s/ Dan Puzny
                                                    ----------------------------
                                                Name: Dan Puzny
                                                Title: Commercial Director